Exhibit 99.1

December 12, 2025

Ondas Holdings Inc.

One Marina Park Drive, Suite 1410

Boston, MA 02210

Attention:	Eric Brock,
Chairman and Chief Executive Officer

Re: Resignation of Ron Stern

Eric:

Please be advised that I hereby resign as a director of Ondas Holdings Inc. (the “Corporation”), and from any and all other offices, directorships, committees, or positions that I may currently hold with the Corporation or any of its subsidiaries, effective as of December 12, 2025.

Also, in connection with my resignation, I also terminate my Directorship Agreement, dated January 6, 2025, and, in accordance with our mutual agreement, I hereby waive the prior written notice provision contained in Section 7 of such agreement without derogating from any other rights surviving termination thereof.

Sincerely,

/s/ Ron Stern
Ron Stern

Acknowledged, Accepted and Agreed:

ONDAS HOLDINGS INC.

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chief Executive Officer